Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of UGI Utilities, Inc. of our report dated August 24, 2006 relating to the statements of the PG Energy Business of Southern Union Company which appears in the Current Report on Form 8-K/A of UGI Utilities, Inc. dated August 24, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 27, 2006